Exhibit 99.31

858 Beatty Street Suite 501 Vancouver, B.C. Canada V6B 1C1 Telephone: (604) 895-2700 Fax: (604) 681-6061

West Fraser Timber Co. Ltd. (“WFT”) Dividend Notice and Notice of Second Quarter Results Conference Call

VANCOUVER, BC, June 23, 2020 /CNW/ - The Board of Directors of West Fraser Timber Co. Ltd. (“West Fraser” or the “Company”) (TSX: WFT) has declared a quarterly dividend of $0.20 per share on the Common shares and Class B Common shares in the capital of the Company, payable on July 15, 2020 to shareholders of record on July 7, 2020.

Dividends are designated to be eligible dividends pursuant to subsection 89(14) of the Income Tax Act (Canada) and any applicable provincial legislation pertaining to eligible dividends.

Second Quarter Results Conference Call

West Fraser will hold an analysts’ conference call to discuss second quarter 2020 financial and operating results on Tuesday, July 28, 2020 at 8:30 a.m. Pacific Time/11:30 a.m. Eastern Time.

To participate in the call, please dial:

1-888-390-0605 (Toll-free North America)

Please let the operator know you wish to participate in the West Fraser conference call chaired by Mr. Ray Ferris, President and Chief Executive Officer.

Following management’s discussion of the quarterly results, the analyst community will be invited to ask questions.

The call will be recorded for webcasting purposes and will be available on our website at www.westfraser.com. West Fraser’s second quarter 2020 financial and operating results will be released on Monday, July 27, 2020.

The Company

West Fraser is a diversified wood products company producing lumber, LVL, MDF, plywood, pulp, newsprint, wood chips, other residuals and energy with facilities in western Canada and the southern United States.

SOURCE West Fraser Timber Co. Ltd.

View original content: http://www.newswire.ca/en/releases/archive/June2020/23/c0644.html

%SEDAR: 00002660E

For further information: Chris Virostek, Vice-President, Finance and Chief Financial Officer, (604)

895-2700, www.westfraser.com

CO: West Fraser Timber Co. Ltd.

CNW 17:01e 23-JUN-20